Exhibit 99.1

News

For Release: 9:45 a.m. ET

March 2, 2010

February Combined Chevrolet, Buick, GMC and Cadillac Sales Up 32 Percent

•	Combined Retail Sales for Chevrolet, Buick, GMC and Cadillac Increase 7 percent

•	Fifth Consecutive Month of Year-over-Year Retail Sales Gains for GM’s Four Brands

•	Combined Chevy Equinox, GMC Terrain, Cadillac SRX Retail Sales Up 198 Percent

DETROIT – Chevrolet, Buick, GMC and Cadillac dealers in the U.S. reported sales of 138,849, up a combined 32 percent compared to February 2009. These results were driven by the continued strong growth of new GM crossovers and passenger cars.

GM’s Chevrolet, Buick, GMC and Cadillac brands continue to build momentum in the marketplace, according to Susan Docherty, GM vice president, Sales, Service and Marketing. “Although we’ve been operating as a new company with four brands for just seven months, our February results demonstrate that our long-term plan is already paying dividends,” Docherty said.

Retail sales for GM’s four brands were up 7 percent for the month, driven by strong consumer demand for GM’s crossovers. February retail sales of GM’s newest crossovers – Chevrolet Equinox, GMC Terrain and Cadillac SRX – were up 198 percent compared to the vehicles they replaced. This was the seventh month in a row that retail sales of these vehicles were up more than 100 percent.

“We’ll earn every sale by delivering the value customers expect, in the vehicle they want,” said Docherty. “Our sales results for the Chevrolet Equinox, GMC Terrain and Cadillac SRX show these vehicles have what customers are looking for today – style, fuel efficiency, quality and the safety and security of OnStar.”

Month-end dealer inventory in the U.S. stood at 420,000, which is 30,000 higher compared to January 2010, and 361,000 lower than February 2009.

Other Key Facts:

•	Chevrolet: total sales up 32 percent; retail sales up 1 percent; Chevrolet Equinox retail sales increased 121 percent

•	Buick: total sales up 47 percent; retail sales up 18 percent; Buick LaCrosse retail sales rose 100 percent

•	GMC: total sales up 26 percent; retail sales up 25 percent; GMC Terrain retail sales were up 303 percent (compared to the Pontiac Torrent – the vehicle it replaced)

•	Cadillac: total sales up 32 percent; retail sales up 13 percent; Cadillac SRX retail sales were up 490 percent

About General Motors: General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 204,000 people in every major region of the world and does business in some 140 countries. GM and its strategic partners produce cars and trucks in 34 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Opel, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

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CONTACT:

Tom Henderson

tom.e.henderson@gm.com

313-410-2704 cell

GM U.S. Deliveries for February 2010 - Divisional Brand Level

*S/D Curr: 24	February				(Calendar Year-to-Date) January - February
*S/D Prev: 24	2010	2009	% Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Vehicle Total	141,951	127,296	11.5	11.5	288,776	256,523	12.6
Brand Total	138,849	104,993	32.2	32.2	283,947	216,767	31.0
Other Brand Total	3,102	22,303	-86.1	-86.1	4,829	39,756	-87.9

GM Vehicle Deliveries by Marketing Division

	2010	2009	%Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Buick Total	9,121	6,196	47.2	47.2	19,182	13,165	45.7
Cadillac Total	9,273	7,038	31.8	31.8	17,713	15,537	14.0
Chevrolet Total **	99,999	75,555	32.4	32.4	205,293	152,741	34.4
GMC Total **	20,456	16,204	26.2	26.2	41,759	35,324	18.2
Brand Total	138,849	104,993	32.2	32.2	283,947	216,767	31.0
HUMMER Total	296	1,053	-71.9	-71.9	561	2,275	-75.3
Pontiac Total	84	14,200	-99.4	-99.4	473	23,304	-98.0
Saab Total	97	712	-86.4	-86.4	608	1,667	-63.5
Saturn Total	2,625	6,338	-58.6	-58.6	3,187	12,510	-74.5
Other Brand Total	3,102	22,303	-86.1	-86.1	4,829	39,756	-87.9
GM Vehicle Total	141,951	127,296	11.5	11.5	288,776	256,523	12.6

* Twenty-four selling days (S/D) for the February period this year and twenty-four for last year.

**Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 1 of 1

GM U.S. Deliveries for February 2010 by Model

	February				(Calendar Year-to-Date) January - February
	2010	2009	% Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Selling Days (S/D)	24	24
Enclave	3,778	3,366	12.2	12.2	7,853	6,078	29.2
LaCrosse	4,045	1,536	163.3	163.3	8,291	3,025	174.1
Lucerne	1,298	1,289	0.7	0.7	3,038	4,048	-25.0
Rainier	0	0	***.*	***.*	0	3	***.*
Terraza	0	5	***.*	***.*	0	11	***.*
Buick Total	9,121	6,196	47.2	47.2	19,182	13,165	45.7
CTS	2,690	3,259	-17.5	-17.5	5,255	6,677	-21.3
DTS	611	982	-37.8	-37.8	1,229	2,344	-47.6
Escalade	1,418	1,238	14.5	14.5	2,655	2,591	2.5
Escalade ESV	552	416	32.7	32.7	948	1,088	-12.9
Escalade EXT	102	166	-38.6	-38.6	223	501	-55.5
SRX	3,542	552	541.7	541.7	6,776	1,440	370.6
STS	332	357	-7.0	-7.0	565	770	-26.6
XLR	26	68	-61.8	-61.8	62	126	-50.8
Cadillac Total	9,273	7,038	31.8	31.8	17,713	15,537	14.0
Avalanche	1,029	820	25.5	25.5	2,401	2,301	4.3
Aveo	2,062	1,564	31.8	31.8	4,105	3,159	29.9
Camaro	6,482	0	***.*	***.*	11,853	0	***.*
Chevy C/T Series	0	2	***.*	***.*	1	7	-85.7
Chevy W Series	30	48	-37.5	-37.5	67	143	-53.1
Cobalt	14,101	8,317	69.5	69.5	27,063	13,508	100.3
Colorado	1,247	1,685	-26.0	-26.0	3,186	5,096	-37.5
Corvette	624	1,027	-39.2	-39.2	1,478	1,869	-20.9
Equinox	8,061	3,462	132.8	132.8	17,574	8,865	98.2
Express	3,899	2,918	33.6	33.6	6,661	5,636	18.2
HHR	4,658	2,557	82.2	82.2	10,110	4,257	137.5
Impala	11,740	7,807	50.4	50.4	22,679	14,867	52.5
Kodiak 4/5 Series	155	385	-59.7	-59.7	293	731	-59.9
Kodiak 6/7/8 Series	17	95	-82.1	-82.1	36	191	-81.2
Malibu	15,150	11,516	31.6	31.6	31,589	20,828	51.7
Monte Carlo	0	3	***.*	***.*	0	3	***.*
Silverado-C/K Pickup	19,822	19,788	0.2	0.2	42,594	43,775	-2.7
Suburban (Chevy)	1,680	1,451	15.8	15.8	3,995	3,589	11.3
Tahoe	3,325	4,490	-25.9	-25.9	7,881	8,339	-5.5
TrailBlazer	22	1,040	-97.9	-97.9	88	3,501	-97.5
Traverse	5,882	6,417	-8.3	-8.3	11,606	11,632	-0.2
Uplander	13	163	-92.0	-92.0	33	444	-92.6
Chevrolet Total	99,999	75,555	32.4	32.4	205,293	152,741	34.4
Acadia	6,478	4,758	36.1	36.1	11,938	7,991	49.4
Canyon	510	553	-7.8	-7.8	1,210	1,731	-30.1
Envoy	6	545	-98.9	-98.9	34	1,487	-97.7
GMC C/T Series	21	36	-41.7	-41.7	29	61	-52.5
GMC W Series	27	76	-64.5	-64.5	105	232	-54.7
Savana	720	787	-8.5	-8.5	1,222	2,007	-39.1
Sierra	6,296	6,400	-1.6	-1.6	13,567	14,420	-5.9
Terrain	3,789	2	***.*	***.*	8,091	2	***.*
Topkick 4/5 Series	125	208	-39.9	-39.9	315	426	-26.1
Topkick 6/7/8 Series	41	276	-85.1	-85.1	80	364	-78.0
Yukon	1,261	1,826	-30.9	-30.9	2,764	4,089	-32.4
Yukon XL	1,182	737	60.4	60.4	2,404	2,514	-4.4
GMC Total	20,456	16,204	26.2	26.2	41,759	35,324	18.2
Brand Total	138,849	104,993	32.2	32.2	283,947	216,767	31.0
HUMMER Total	296	1,053	-71.9	-71.9	561	2,275	-75.3
Pontiac Total	84	14,200	-99.4	-99.4	473	23,304	-98.0
Saab Total	97	712	-86.4	-86.4	608	1,667	-63.5
Saturn Total	2,625	6,338	-58.6	-58.6	3,187	12,510	-74.5
Other Brand Total	3,102	22,303	-86.1	-86.1	4,829	39,756	-87.9
GM Total	141,951	127,296	11.5	11.5	288,776	256,523	12.6

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